Exhibit 99.1.6.2
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                                     BY-LAWS

                                       OF

                                  ADVEST, INC.


                                 ---------------


                        Incorporated under the laws of the

                                State of Delaware


                                 ---------------












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



                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I                  OFFICES...........................................1

ARTICLE II                 MEETINGS OF STOCKHOLDERS..........................1
    Section    1.          Annual Meeting....................................1
    Section    2.          Special Meetings..................................1
    Section    3.          Place of Meetings.................................1
    Section    4.          Notice of Meetings................................1
    Section    5.          Waiver of Notice..................................2
    Section    6.          Organization......................................2
    Section    7.          Stockholders Entitled to Vote;
                                   Voting Lists..............................3
    Section    8.          Quorum and Adjournment............................3
    Section    9.          Order of Business.................................3
    Section    10.         Vote of Stockholders..............................3
    Section    11.         Proxies...........................................4
    Section    12.         Consent of Stockholders in
                                   Lieu of Meeting...........................4

ARTICLE III                BOARD OF DIRECTORS................................4
    Section    1.          Election and Term.................................4
    Section    2.          Qualification.....................................4
    Section    3.          Number............................................5
    Section    4.          General Powers....................................5
    Section    5.          Place of Meetings.................................5
    Section    6.          Organization Meeting..............................5
    Section    7.          Regular Meetings..................................5
    Section    8.          Special Meetings; Notice and
                                   Waiver of Notice..........................6
    Section    9.          Organization......................................6
    Section    10.         Quorum and Adjournment............................6
    Section    11.         Voting............................................7
    Section    12.         Action Without a Meeting..........................7
    Section    13.         Action By Communications
                                   Equipment.................................7
    Section    14.         Resignations......................................7
    Section    15.         Removal of Directors..............................7
    Section    16.         Filling of Vacancies Not
                                   Caused By Removal.........................7
    Section    17.         Senior Directors..................................7

ARTICLE IV                 COMMITTEES OF THE BOARD...........................8

    Section    1.          Appointing Committees of
                                   The Board.................................8
    Section    2.          Place and Time of Meetings;
                                   Notice and Waiver of Notice;
                                   Records...................................8

ARTICLE V                  THE OFFICERS......................................8
    Section    1.          Officers..........................................8
    Section    2.          Terms of Office; Vacancies........................9
    Section    3.          Removal of Officers...............................9
    Section    4.          Resignations......................................9
    Section    5.          Officers Holding More Than
                                   One Office................................9
    Section    6.          The Chairman of the Board.........................9
    Section    7.          The President.....................................9
    Section    8.          The Vice Presidents...............................10
    Section    9.          The Secretary.....................................10
    Section    10.         The Treasurer.....................................10
    Section    11.         Additional Powers and Duties......................10

ARTICLE VI                 STOCK AND TRANSFERS OF STOCK......................10
    Section    1.          Stock Certificates................................10
    Section    2.          Registration of Transfers
                                   Of Stock..................................11
    Section    3.          Lost Certificates.................................11
    Section    4.          Determination of Stockholders of
                                   Record for Certain Purposes...............11

ARTICLE VII                MISCELLANEOUS.....................................11
    Section    1.          Seal..............................................11
    Section    2.          Fiscal Year.......................................11
    Section    3.          References to Article and Section
                                   Numbers and to the By-Laws and
                                   the Certificate of Incorporation..........11
    Section    4.          Books of the Corporation..........................12

ARTICLE VIII   AMENDMENTS....................................................12

                                     BY-LAWS
                                       OF
                                  ADVEST, INC.


                                  -------------

                                    ARTICLE I

                                     OFFICES
                                     -------

        The registered office of ADVEST, INC. (hereinafter referred to as the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation's principal office and place of business shall be at Six Central Row, Hartford, Connecticut 06103, in the County of Hartford and State of Connecticut. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

        Section 1. Annual Meeting. An annual meeting of such holders of stock as are entitled to vote thereat (hereinafter referred to as the "annual meeting of stockholders") shall be held for the election of directors on such date and at such time as may be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

        Section 2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's capital stock may be called at any time by the Board of Directors, the Chairman of the Board or the President, and special meetings of the holders of the Common Stock shall be call by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of Common Stock who hold of record collectively at least 33-1/3% of the outstanding shares of Common Stock of the Corporation. Special meetings shall be called by means of a notice as provided for in Section 4 of this Article II.

        Section 3. Place of Meetings. Each meeting of stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

        Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote thereat which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of annual meeting shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten nor more than 60 days before the day of the meeting to each stockholder entitled to vote at such meeting.

        Section 5. Waiver of Notice. Whenever notice is required to be given to a stockholder, a written waiver thereof signed by the stockholder entitled to notice or by his proxy or attorney duly authorized, whether before or after the time stated thereon, shall be deemed equivalent to notice to such stockholder. Attendance of a stockholder, in person or by proxy, at a meeting of stockholders shall constitute a waiver of notice of such meeting by such stockholder, except as otherwise provided by law. Neither the business to be transacted at, nor the purpose or purposes of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

        Section 6. Organization. The Chairman of the Board shall act as Chairman at all meetings of stockholders, shall call all such meetings to order and shall preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 6 to be performed by him at such meeting shall be performed at such meeting by the President. If no such officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a Chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the Chairman of the meeting may appoint any person present to act as secretary of the meeting.

        Section 7. Stockholders Entitled to Vote; Voting Lists. The Board of Directors may fix a date not more than 60 nor less than ten days preceding the date of any meeting of stockholders, or not more than 60 days preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled (a) to notice of, and to vote at, such meeting and any adjournment thereof or (b) to express such consent, as the case may be, and in either such case such stockholders, and only such stockholders as shall be stockholders of record on the date stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The Secretary shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. If the meeting is to be held in the City of Hartford, such list will be open to examination at the principal place of business of the Corporation, and, unless the meeting is to be held at such principal place of business, the notice of meeting shall specify that the list is so located. If the meeting is to be held in a city other than Hartford, the list shall be open to examination either at a place, specified in the notice of meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 8. Quorum and Adjournment. Except as otherwise provided by law, the holders of a majority of the shares of capital stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. Where more than one class or series of capital stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of capital stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken unless such adjournment is for more than 48 hours. If the adjournment is for more than 48 hours but less than 30 days, notice of the adjourned meeting shall be given to stockholders present at the meeting that is being adjourned by announcement thereat of the time and place of the adjourned meeting and to stockholders not present at such meg, by mail to each such stockholder, addressed to him at his residence or usual place of business not later than two days before the day the adjourned meeting is to be held or by telegram to either of such places, or by personal communication or by telephone, not later than the day before the day of the adjourned meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner contemplated by Section 4 of this Article II to each stockholder of record entitled to vote at the meeting.

        Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

        Section 10. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 12 of this Article II, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 7 of this Article II, who is entitled to vote, shall at every meeting of the stockholders be entitled to one vote for each share of voting stock held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be a ballot or the holders of a majority of the shares of capital stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and, unless designated a secret ballot by the chairman of the meeting, the name of the stockholder or proxy voting. Unless otherwise provided by law, by the Certificate of Incorporation or by Section 16 of Article II hereof, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or by proxy at the meeting and entitled to vote on the question; provided, however, that the Board of Directors may require on any question a vote of a majority of the shares of capital stock outstanding and entitled to vote thereon.

        Section 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

        Section 12. Consent of Stockholders in Lieu of Meeting. Any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

        Section 1. Election and Term. Except as otherwise provided by law or by this Article III, directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign, are removed or cease to be record owners of shares of Common Stock of the Corporation. Acceptance of the office of director may be expressed orally or in writing, and attendance at the organization meeting described in Section 6 of this Article III shall constitute such acceptance.

        Section 2. Qualification. No one who is not a record owner of shares of Common Stock of the Corporation shall be a director on and after the date (hereinafter referred to as the "Qualification Date") that the Corporation becomes a member of the New York Stock Exchange, Inc. Whenever any director ceases to be a record owner of shares of such Common Stock, he shall thereupon also cease to be a director without any further action on his part or on the part of the Board of Directors of the stockholders.

        Section 3. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three. Continuously after the Qualification Date, and for so long as is required by the Constitution and Rules and Regulations of the New York Stock Exchange, Inc., (a) at least a majority of the directors of the Corporation shall be members or allied members of the New York Stock Exchange, Inc., and (b) each director who is not a member or allied member of such Exchange shall be an approved person. For the purposes of this Section 3 the terms "member", "allied member" and "approved person" shall have the meaning ascribed to such terms in the Constitution and Rules and Regulations of the New York Stock Exchange, Inc.

        Section 4. General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors which, without limiting the generality of the foregoing, shall have power to appoint the officers and agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and subdelegate) to officer, employees and agents of the Corporation to make, execute, affix the corporate seal to, and deliver contracts and other instruments and documents, including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case, and to appoint committees, in addition to those provided for in Article IV hereof, with such powers and duties as the Board of Directors may duly determine. The membership of such committees shall consist of such persons as are designated by the Board of Directors whether or not any of such persons is then a director of the Corporation. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the By-Laws.

        Section 5. Place of Meetings. Meetings of the Board of Directors, whether regular or special, shall be held at the principal office of the Corporation or such other place within or without the State of Delaware as may, from time to time, be designated by the Board of Directors, provided that the place so determined for any meeting may be changed to some other place, in the case of a regular meeting, by order of the Chairman of the Board or the President, and in the case of a special meeting, by order of the person or persons at whose request the meeting is called if in either such case the place so changed is specified in a notice given as provided in Section 8 of this
Article III or in a waiver of notice thereof.

        Section 6. Organization Meeting. A newly elected Board of Directors shall meet and organize without notice and as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

        Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

        Section 8. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board or the President, or on the request in writing of one-third of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director, not later than three days before the day on which the meeting is to be held, or shall be sent to him at either of such places by telegraph, or be communicated to him personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

        Section 9. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 to be performed by him at such meeting shall be performed at such meeting by the President. If both the Chairman of the Board and the President shall be absent, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

        Section 10. Quorum and Adjournment. Except as otherwise provided by
Section 16 of this Article III, at every meeting of the Board of Directors a majority of the total number of directors shall constitute a quorum but in no event shall a quorum be constituted by less than two directors. Except as otherwise provided by law, or by the Certificate of Incorporation, or by Section 16 of this Article III, or by Section 1 of article IV, or by Section 3 of
Article V, or by Article VIII, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned unless such adjournment is for more than 48 hours. If such adjournment is for more than 48 hours, notice of the adjourned meeting shall be given to directors present at the meeting that is being adjourned by announcement thereat and to directors not present at such meeting by mail to each such director, addressed to him at his residence or usual place of business, not later than two days before the day on which the adjourned meeting is to be held, or by telegraph to either of such places, or by personal communication or by telephone, not later than the day before the day of the adjourned meeting. Notice of any such adjourned meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such adjourned meeting.

        Section 11. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

        Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof, as the case may be, consent thereto in writing and such written consents are filed with the minutes of proceedings of the Board of Directors or the committee, as the case may be.

        Section 13. Action by Communications Equipment. The directors or the members of any committee of the Board may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        Section 14. Resignations. Any director may resign at any time by written notice thereof to the Secretary of the Corporation. Any resignation shall be effective immediately upon receipt thereof by the Secretary of the Corporation unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

        Section 15. Removal of Directors. Any director may be removed, either for or without cause, at any time, by action of the holders of record of a majority of the shares proxy at a meeting of holders of such shares entitled to vote thereon, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting.

        Section 16. Filling of Vacancies Not Caused By Removal. Except as otherwise provided by law, in case of any increase in the number of directors, or of any vacancy created by death, resignation or disqualification, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors or by a sole remaining director though the remaining director or directors be less than the quorum provided for in Section 10 of this Article III. The directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until such directors sooner die, resign, are removed or cease to be record owners of shares of Common Stock of the Corporation as provided in Section 2 of this Article III.

        Section 17. Senior Directors. The Board of Directors may at its annual organization meeting appoint Senior Directors, the number of which may be fixed from time to time by resolution of the Board of Directors. Senior Directors shall receive copies of all notices of meetings and other material sent to the members of the Board of Directors and shall be entitled to attend all meetings of the Board and to advise the Board and comment on all proposals for Board action. In addition, Senior Directors shall be entitled to such compensation as the Board may fix from time to time. Senior Directors shall not, except as provided in this Section, exercise any powers of the members of the Board nor be otherwise considered members of such Board for any purposes not specifically described in this section. [Section 17 added by amendment dated January 20, 1979.]


                                   ARTICLE IV

                             COMMITTEES OF THE BOARD
                             -----------------------

        Section 1. Appointing Committees of the Board. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors which shall have such powers of the Board of Directors and such duties as the Board of Directors may properly determine. No such committee of the Board of Directors shall be composed of fewer than two directors. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

        Section 2. Place and Time of Meetings; Notice and Waiver of Notice; Records. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee in question. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question, and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee. The provisions of Section 8 of Article III with respect to notice and waiver of notice of special meetings of the Board of Directors shall also apply to all special meetings of committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

                                    ARTICLE V

                                  THE OFFICERS
                                  ------------

        Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The officers shall be appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents as in their judgment may be necessary or desirable. The Chairman of the Board and the President shall be selected from among the directors. The Chairman of the Board, the President, the Vice Presidents, the Secretary and the Treasurer shall, on and after the Qualification Date, if required by any of the various securities exchanges, boards of trade, clearing corporations or associations and/or other similar institutions with which the Corporation has membership privileges or other privileges, each by a holder of record of shares of Common Stock of the Corporation.

        Section 2. Terms of Office; Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in Sections 1, 3 and 4 of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the term.

        Section 3. Removal of Officers. Any officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for that purpose.

        Section 4. Resignations. Any officer may resign at any time by giving written notice thereof to the Secretary of the Corporation. Any resignation shall be effective immediately upon receipt thereof by the Secretary of the Corporation unless some other date is specified for it to take effect and acceptance of any resignation shall not be necessary to make it effective unless some other date is specified for it to take effect or unless such resignation is tendered subject to such acceptance.

        Section 5. Officers Holding More Than One Office. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

        Section 6. The Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and of the Stockholders. He shall have such powers as may, from tie to time, be assigned to him by the Board of Directors.

        Section 7. The President. The President shall be a member of the Board of Directors and, as provided in Section 6 of Article II, he shall act as chairman at all meetings of the stockholders in the absence of the Chairman of the Board and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. The President shall be principally responsible for policy and planning activities of the Corporation. The President shall be the chief executive and operating officer of the corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of all operational aspects of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and in general to exercise all the powers generally appertaining to the chief executive officer of a corporation. The President shall perform such additional duties and have such powers as may, from time to time, be assigned to him by the Board of Directors. In the absence of the President, his duties shall be performed and such powers may be exercised by the affirmative vote of a majority of the Board of Directors.



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



        Section 8. The Vice Presidents. Each Vice President shall perform such duties and have such powers as may, from time to time, be assigned to him by the Board of Directors or the President.

        Section 9. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 6 of Article II and Section 9 of
Article III, shall act as secretary at all meetings of stockholders and directors, and shall keep minutes of all proceedings at such meetings, as well as of all proceedings at all meetings of such committees of the Board of Directors as shall designate him to so serve. The Secretary shall have charge of the corporate seal and he or any Assistant Secretary shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

        Section 10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

        Section 11. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

                                   ARTICLE VI

                          STOCK AND TRANSFERS OF STOCK
                          ----------------------------

        Section 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one being the Chairman of the Board or the President and the other being the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officers who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall bear such legends as may be required by law, by agreement or by any of the various securities exchanges, boards of trade clearing corporation and/or other similar institutions with which the Corporation has membership privileges or other privileges.



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



        Section 2. Registration of Transfers of Stock. Registration of a transfer of stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

        Section 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation evidence which the Corporation determines in its discretion is satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof, and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 4. Determination of Stockholders of Record for Certain Purposes. Except as otherwise provided in these By-Laws, in order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to any such determining stockholders for such purposes shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

        Section 1. Seals. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

        Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

        Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as the same may from time to time be amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation, as the same may from time to time be amended.



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



        Section 4. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

        The By-Laws may be altered, amended, or repealed, from time to time, by the Board of Directors affirmative vote of a majority of the whole Board of Directors, except such of the By-Laws as shall have been made from time to time by holders of shares of capital stock entitled to vote therefor. The By-Laws may be altered, amended or repealed at any annual or special meeting of stockholders; provided, however, that notice of such proposed alteration, amendment or repeal be included in the notice of such annual or special meeting.









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